UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	August 3, 2010

National Research Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	0-29466	47-0634000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1245 Q Street, Lincoln, Nebraska  68508
(Address of principal executive offices, including zip code)

(402) 475-2525
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned registrant hereby amends Item 9.01 of its Current Report on Form 8-K dated August 3, 2010 to provide in its entirety as follows:

Item 9.01.Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired – Outcome Concept Systems, Inc.

(i) Independent Auditors’ Report

(ii) Audited Financial Statements:

Consolidated Balance Sheet as of December 31, 2009

Consolidated Statement of Operations for the year ended December 31, 2009

Consolidated Statement of Stockholders’ Deficit for the year ended December 31, 2009

Consolidated Statement of Cash Flows for the year ended December 31, 2009

(iii) Notes to Consolidated Financial Statements

(iv) Unaudited Interim Financial Statements:

Condensed Consolidated Balance Sheet as of March 31, 2010

Condensed Consolidated Statement of Income for the three months ended

March 31, 2010 and 2009

Condensed Consolidated Statement of Cash Flows for the three months ended

March 31, 2010 and 2009

(v) Notes to Interim Condensed Consolidated Financial Statements

(b)	Unaudited Pro forma Financial Information

(i)	Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2010

(ii)	Pro Forma Condensed Consolidated Income Statement for the year ended December 31, 2009

(iii)	Pro Forma Condensed Consolidated Income Statement for the three months ended March 31, 2010

(iv)	Notes to Pro Forma Condensed Consolidated Financial Information

OUTCOME CONCEPT SYSTEMS, INC.

Consolidated Financial Statements

December 31, 2009

(With Independent Auditors’ Report Thereon)

OUTCOME CONCEPT SYSTEMS, INC.

Table of Contents

Page
Independent Auditors’ Report	1

Financial Statements:

Balance Sheet	2

Statement of Operations	3

Statement of Stockholders’ Deficit	4

Statement of Cash Flows	5

Notes to Financial Statements	6-19

Independent Auditors’ Report

The Board of Directors and Stockholders

Outcome Concept Systems, Inc.:

We have audited the accompanying consolidated balance sheet of Outcome Concept Systems, Inc. and subsidiary (the Company) as of December 31, 2009 and the related consolidated statement of operations, stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above presents fairly, in all material respects, the financial position of Outcome Concept Systems, Inc. and subsidiary as of December 31, 2009, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Lincoln, Nebraska
October 18, 2010

OUTCOME CONCEPT SYSTEMS, INC.
Consolidated Balance Sheet
December 31, 2009

Assets	2009
Current assets:
Cash	$638,024
Accounts receivable, less allowance for doubtful accounts of $93,025	861,130
Refundable income taxes	11,005
Prepaid expenses and other	52,589
Deferred tax asset	793,801
Total current assets	2,356,549
Property and equipment	3,117,697
Less accumulated depreciation	920,502
2,197,195
Other assets:
Intangible assets, net of accumulated amortization of $48,333	51,667
Goodwill	180,000
Deferred tax asset	52,675
Investment	1,075,708
1,360,050
$5,913,794
Liabilities and Stockholders’ Deficit
Current liabilities:
Bank line of credit	$587,269
Revolving credit agreement	46,163
Note payable, bank	300,000
Notes payable and accrued interest to stockholders	1,025,621
Current capital lease obligations	16,804
Accounts payable	432,542
Accrued expenses	492,899
Deferred revenue	2,757,518
Total current liabilities	5,658,816
Epic mortgage note	2,330,109
Note payable, related party	—
Long-term capital lease obligations, less current portion	33,930
Accrued expenses	153,349
2,517,388
Stockholders’ deficit:
Common stock (10,000,000 shares, $0 par value, authorized;
shares issued and outstanding: 3,769,256)	191,204
Preferred stock (1,000,000 shares, $0 par value, authorized;
shares issued and outstanding: 272,348)	456,575
Additional paid-in capital	187,638
Accumulated deficit	(3,117,191)
Total OCS stockholders’ deficit	(2,281,774)
Noncontrolling interest	19,364
Total stockholders’ deficit	(2,262,410)
$5,913,794

See accompanying notes to financial statements.

OUTCOME CONCEPT SYSTEMS, INC.
Consolidated Statement of Operations
Year ended December 31, 2009

2009
Revenues	$5,849,778
Operating expenses:
Operations	1,464,573
Sales and marketing	1,136,627
General and administrative	1,839,151
Research and development	1,219,919
5,660,270
Operating income	189,508
Other income (expense):
Equity in loss of investment	(1,660,452)
Interest income	2,793
Interest expense	(279,708)
(1,937,367)
Loss before income taxes	(1,747,859)
Income tax benefit	42,575
Net loss	(1,705,284)
Net loss attributable to noncontrolling interest	21,038
Net loss attributable to OCS	$(1,684,246)

See accompanying notes to financial statements.

OUTCOME CONCEPT SYSTEMS, INC.
Consolidated Statement of Stockholders’ Deficit
Year ended December 31, 2009

	Common stock		Preferred stock
	Number		Number		Additional
	of	Par	of	Par	paid-in	Accumulated	Noncontrolling
	shares	value	shares	value	capital	deficit	interest	Total
Balance, December 31, 2008	3,769,256	191,204	—	—	90,991	(1,432,945)	40,402	(1,110,348)
Issuance of preferred stock	—	—	272,348	506,575	—	—	—	506,575
Stock issuance costs	—	—	—	(50,000)	—	—	—	(50,000)
Stock-based compensation expense	—	—	—	—	96,647	—	—	96,647
Net loss	—	—	—	—	—	(1,684,246)	(21,038)	(1,705,284)
Balance, December 31, 2009	3,769,256	$191,204	272,348	$456,575	187,638	(3,117,191)	19,364	(2,262,410)

See accompanying notes to financial statements.

OUTCOME CONCEPT SYSTEMS, INC.
Consolidated Statement of Cash Flows
Year ended December 31, 2009

2009
Cash flows from operating activities:
Net loss	$(1,705,284)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation	165,827
Amortization	10,000
Gain on sale of asset	(27,000)
Change in allowance for doubtful accounts	69,025
Equity in loss of investment	1,660,452
Deferred income taxes	(65,017)
Stock compensation expense	96,647
Change in operating assets and liabilities:
Receivables	163,470
Prepaid expenses and other	84,967
Accounts payable	90,927
Accrued expenses	240,635
Deferred revenue	11,148
Net cash provided by operating activities	795,797
Cash flows from investing activities:
Acquisition of equipment	(149,626)
Proceeds from sale of asset	27,000
Investment in Dentra	(2,000,000)
Net cash used in investing activities	(2,122,626)
Cash flows from financing activities:
Repayments under note payable, bank	(700,000)
Borrowings from stockholders	1,000,000
Borrowings under Epic mortgage note	713,922
Principal payments under capital lease	(6,126)
Proceeds from issuance of preferred stock	506,575
Payment of preferred stock issuance costs	(50,000)
Net cash provided by financing activities	1,464,371
Net increase in cash	137,542
Cash at beginning of year	500,482
Cash at end of year	$638,024

See accompanying notes to financial statements.

OUTCOME CONCEPT SYSTEMS, INC.

Notes to Consolidated Financial Statements

December 31, 2009

(1)	Significant Accounting Policies

(a)	Nature of Business

Outcome Concept Systems, Inc. (the Company or OCS) was incorporated in January 1992. The Company provides business intelligence and information solutions to health care providers, government organizations, and stakeholders in the health care industry. The Company’s products combine software, data, and customized benchmarking services, which enable customers to fulfill regulatory requirements and improve clinical and financial performance. The Company operates from offices in Seattle, Washington and has customers throughout the United States.

(b)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c)	Diversification of Credit Risk

Credit risk is represented by cash and unsecured trade accounts receivable. The Company places its cash with high credit quality financial institutions. At December 31, 2009, 37% of outstanding receivables are due from one customer.

(d)	Trade Accounts Receivable

Trade accounts receivable, which are uncollateralized, are stated at the amount management expects to collect from balances outstanding at year-end. Bad debts are provided for using the allowance method based on historical experience, current economic conditions, and management’s evaluation of outstanding accounts receivable at the end of each year.

(e)	Property and Equipment

Property and equipment are carried at cost. Depreciation is computed using the straight-line method. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is charged to expense as incurred; significant renewals and betterments are capitalized.

(f)	Intangible Assets

Goodwill and intangible assets result from the acquisition of the assets and liabilities of a business acquired in 2005. Intangible assets with determinable lives consist of customer relationships. The Company has no acquired intangible assets with indefinite lives other than goodwill. The cost of intangible assets with determinable lives is amortized on a straight-line basis over the estimated period of economic benefit. These customer relationships are amortized over a period of 10 years. No residual value is estimated for these intangible assets. Amortizable lives are adjusted whenever there is a change in the estimated period of economic benefit.

(Continued)

OUTCOME CONCEPT SYSTEMS, INC.

Notes to Consolidated Financial Statements

December 31, 2009

Goodwill is not amortized into results of operations but instead is reviewed for impairment at least annually, and written down when impaired. An interim impairment test is required if an event occurs or conditions change that would more likely than not reduce the fair value of the reporting unit below the carrying value. Management performed its annual impairment test and determined that the fair value of the reporting unit exceeded its carrying value, and, therefore, measurement of an impairment loss was not required in 2009.

(g)	Investment

The Company owns 50% of the outstanding common stock of a privately held company. The investment is accounted for using the equity method. The Company periodically evaluates this investment for declines in value that are other than temporary.

(h)	Revenue Recognition

The substantial majority of our revenues are derived from hosting arrangements where our propriety software is offered as a service to our customers through our data processing facilities. The Company’s revenue also includes software-related revenue for software license revenue, installation services, post-contract support (maintenance) and training. The Company also generates revenue from consulting services provided to our customers for ad hoc and discrete projects. The Company recognizes non-software-related revenue in accordance with the provisions of ASC 605, Revenue Recognition, and software-related revenue in accordance with the provisions of ASC 985-605, Software—Revenue Recognition. The components of our revenue are as follows:

Remote hosting arrangements	$5,122,248
Software arrangements	163,765
Consulting services	478,604
Other	85,161
Total revenue	$5,849,778

The Company does not separately identify and record cost of sales for these classes of revenue.

Hosting Arrangements

Hosting arrangements to provide customers with access to the Company’s propriety software are marketed under long-term arrangements generally over periods of 1 to 3 years. Under these arrangements, the customer is not provided the contractual right to take possession of the licensed software at any time during the hosting period without significant penalty and the customer is not provided the right to run the software on their own hardware or contract with another party unrelated to us to host the software. Upfront fees for set-up services are typically billed for our hosting arrangements. However, these arrangements do not qualify for separation from the ongoing hosting services due to the absence of stand-alone value for the set-up services. Therefore, we account for these arrangements as service contracts and recognize revenues ratably over the hosting service period, when all other conditions to revenue are met. Other conditions that must be met before the commencement of revenue recognition include achieving evidence of an arrangement, determining that the collection of the revenues is probable, and determining that fees are fixed and determinable.

(Continued)

OUTCOME CONCEPT SYSTEMS, INC.

Notes to Consolidated Financial Statements

December 31, 2009

Software Arrangements

The Company’s software arrangements typically involve the sale of a time-based license bundled with installation services, post-contract support (PCS) and training. License terms range from 1 year to 3 years, and require an annual fee for bundled elements of the arrangement. PCS is also contractually provided for a period that is co-terminus with the term of the time-based license. The Company’s installation services are not considered to be essential to the functionality of the software license.

ASC 985-605 generally requires revenue earned on software arrangements involving multiple-elements to be allocated to each element based on the relative fair values of those elements, or (alternatively) the use of the residual method if fair values can be determined for undelivered elements in the arrangement. The Company does not achieve vendor specific objective evidence (VSOE) of the fair value of PCS due to the absence of a substantive renewal term and the absence of separate sales (renewals) of PCS. The Company also does not achieve VSOE of the fair value of installation and training services because the Company does not separately sell these elements apart from the bundled software arrangements. Since the Company does not have VSOE of PCS and other undelivered elements in the arrangement, the Company is unable to separately recognize revenues from the sale of its time-based licenses, therefore, recognizes the arrangement revenue ratably over the term of the PCS period, assuming all other conditions to revenue recognition are met. Other conditions that must be met before the commencement of revenue recognition include achieving evidence of an arrangement, determining that the collection of the revenues is probable, and determining that fees are fixed and determinable.

Consulting Services

The Company earns revenues for various ad hoc and project consulting services provided to customers under both time and-materials arrangements and fixed fee arrangements. Revenues are recognized as hours of service are rendered, assuming all other conditions to revenue recognition are met. Other conditions that must be met before the commencement of revenue recognition include achieving evidence of an arrangement, determining that the collection of the revenues is probable, and determining that fixed fees are fixed and determinable.

(i)	Stock-Based Compensation

Generally accepted accounting principles require the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values for stock awards issued, modified, repurchased, or canceled to employees and directors after January 1, 2006. Stock-based compensation plans, related expenses and assumptions used in the Black-Scholes option pricing model are more fully described in Note 12.

(j)	Variable Interest Entity

Generally accepted accounting principles require certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support. The office facility utilized by the Company is owned by Epic Property Management LLC (Epic), which is owned by the Company’s majority stockholders. Epic was formed in September 2003 and the Company began leasing office space in October 2003. The Company’s majority stockholders have guaranteed the mortgage loan related to the building, and therefore, the Company is an implicit guarantor on the mortgage loan. The amount outstanding on the mortgage loan including accrued interest at December 31, 2009 was $2,330,109. This mortgage loan was refinanced on January 26, 2009 and is due on January 26, 2014. The Company determined that the guarantee creates a variable interest in Epic. In addition, the Company concluded it would be considered the primary beneficiary of Epic and has therefore consolidated this interest. The carrying amount and classification of Epic’s assets are as follows:

Current assets	$1,312
Property and equipment (net)	1,902,889

(Continued)

OUTCOME CONCEPT SYSTEMS, INC.

Notes to Consolidated Financial Statements

December 31, 2009

(k)	Income Taxes

Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting. A deferred tax asset or liability is determined based on the differences between the financial statement and tax bases of assets and liabilities as measured by the expected tax rates, which will be in effect when these differences reverse. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

The Company adopted the guidance for accounting for uncertainty in income taxes on January 1, 2009.

In evaluating the recoverability of deferred tax assets and the need for a valuation allowance, the Company considered the unrealized capital losses in its investment in Dentra Corp. (Dentra) as well as other positive and negative evidence.

The Company files U.S. income tax returns and may be subject to income taxes in states in which it conducts business. All tax returns filed for tax years after 2005 remain subject to examination by the Internal Revenue Service and state agencies.

(l)	Presentation of Sales Tax

Certain states in which the Company operates impose a sales tax on sales to nonexempt customers. The Company collects those sales taxes from customers and remits the entire amounts to the states. The Company’s accounting policy is to exclude the tax collected and remitted to the states from revenues and cost of sales.

(m)	Comprehensive Loss

The Company’s comprehensive loss for 2009 and accumulated comprehensive loss at December 31, 2009 equaled its net loss and accumulated deficit, respectively.

(Continued)

OUTCOME CONCEPT SYSTEMS, INC.

Notes to Consolidated Financial Statements

December 31, 2009

(n)	Fair Value Measurements

The Company believes that the carrying amounts of its financial instruments including cash, accounts receivable, various debt agreements, accounts payable, and accrued expenses approximate their fair value. All nonfinancial assets and liabilities that are not recognized or disclosed at fair value in the financial statements on a recurring basis, which includes goodwill and investment, are measured at fair value in certain circumstances (for example when there is evidence of impairment).

(2)	Liquidity

At December 31, 2009, the Company’s current liabilities exceeded its current assets by $3.3 million. Furthermore, the Company did not comply with certain of its restrictive financial covenants for the revolving debt at December 31, 2009. Relief from the requirements of these restrictive covenants was obtained in the form of a forbearance dated July 22, 2010. Further disclosure on these covenants and the forbearance is in Note 6. The Company is subject to similar financial covenant requirements in 2010 and was not in compliance with these restrictive covenants in 2010. However, subsequent events including certain refinancing transactions and the sale of the Company as described in Note 14, “Subsequent Events”, have resulted in repayment of all of the liabilities of the Company, and consequently, the Company is no longer subject to the various conditions and covenant requirements described above.

(3)	Statement of Cash Flows

Supplemental disclosure of cash flow information:

2009
Cash paid during the year for:
Interest	$126,202
Income taxes	22,441

Supplemental disclosure of noncash investing and financing activities:

Capital lease obligations of $56,862 were incurred when the Company entered into leases for new equipment in 2009.

(4)	Property and Equipment

Property and equipment consist of the following at December 31:

		Estimated
	2009	useful lives
Building	$2,055,684	20 years
Computer equipment	500,585	3 years
Office furniture and equipment	83,550	5 years
Leasehold improvements	477,878	5 years
	$3,117,697

(Continued)

OUTCOME CONCEPT SYSTEMS, INC.

Notes to Consolidated Financial Statements

December 31, 2009

Depreciation and amortization expense for property and equipment was $165,827 in 2009.

(5)	Investment

The Company has a 50% interest in Dentra. Dentra changed its name in 2009 from OCS-Dental Corp. Dentra was established in August 2008 and was a development stage company in 2008. Planned principal operations commenced in 2009. The Company has a management services agreement with Dentra to provide management services and certain facilities and assets to Dentra. Amounts due under this management services agreement of $1,216,223 are recorded in the statement of operations as an offset to the related expense in operating expenses ($367,969 in Operations, $267,967 in Sales and Marketing, $221,838 in General and Administrative, and $358,449 in Research and Development). Accounts receivable at December 31, 2009 includes $28,132, due from Dentra under this management services agreement.

A summary of financial information for Dentra as of December 31 is as follows:

2009
Assets	$2,581,133
Liabilities	(429,717)
Equity	$2,151,416
Revenues	$184,542
Expenses	(3,505,446)
Net loss	(3,320,904)
Ownership percentage	50.00%
Company’s share of net loss	$(1,660,452)

At December 31, 2009, the Company evaluated its investment in Dentra for an other-than-temporary decline in value and concluded that no impairment existed. The Company’s share of Dentra’s operating losses during 2010 absorbed substantially all of the Company’s investment. Subsequent to year-end, the Company and its joint venture partner dissolved Dentra.

(Continued)

OUTCOME CONCEPT SYSTEMS, INC.

Notes to Consolidated Financial Statements

December 31, 2009

(6)	Goodwill and Intangible Assets

The gross carrying amount of goodwill and other intangible assets and the related accumulated amortization for intangible assets subject to amortization are as follows:

	2009
	Gross
	carrying	Accumulated	Useful
	amount	amortization	life
Amortizable intangible assets:
Customer relationships	$100,000	48,333	10 years
Unamortizable intangible assets:
Goodwill	180,000	—

Amortization expense was $10,000 for the year ended December 31, 2009.

Estimated total amortization expense related to intangible assets for each of the five succeeding fiscal years is as follows:

Year	Expense
2010	$10,000
2011	10,000
2012	10,000
2013	10,000
2014	10,000

(7)	Debt Agreements

(a)	OCS Bank Agreements

The Company has an agreement for a secured line-of-credit of $1,000,000 with a bank, which provides for working capital financing. The agreement, which is evidenced by a note, expires on December 15, 2010. Borrowings incur interest at the bank’s prime rate (3.25% at December 31, 2009) plus 0.375% (with a minimum rate of 4.50%). The agreement requires compliance with certain financial covenants including maintaining a minimum liquidity ratio of 1.25 to 1; unencumbered liquidity of guarantors of not less than $500,000; a minimum net worth of $1,450,000; minimum of new equity of $1,500,000 to be closed prior to December 31, 2009; and minimum fixed charge coverage of 1.30 to 1. As of December 31, 2009, the Company had $587,269 in borrowings outstanding under the agreement, leaving availability of $412,730.

(Continued)

OUTCOME CONCEPT SYSTEMS, INC.

Notes to Consolidated Financial Statements

December 31, 2009

As of December 31, 2009, the Company was not in compliance with the minimum net worth and minimum fixed charge ratio. On July 22, 2010, the Company received a forbearance from the bank that indicated the bank was willing to forbear until September 1, 2010 if the following conditions were met:

•	Immediate paydown on the line of credit to correct the overadvance in 2010 of $175,390 and maintenance of a borrowing base surplus;

•	The two majority stockholders sign negative pledge agreements by July 26, 2010 prohibiting any further encumbrances on their residences;

•	Completion of a real estate appraisal by September 1, 2010; and

•	Maintain compliance with all other terms of the bank agreement.

The Company paid off all of the outstanding debt in conjunction with the acquisition described in Note 14. In addition, all debt to the bank is reflected as current as of December 31, 2010.

In September 2008, the Company entered into a short-term loan agreement of $1,000,000 with the same bank to provide financing for its acquisition in Dentra. The agreement, which is evidenced by a note, expired on February 28, 2009. In January 2009, $262,000 was repaid on this short-term loan and a new loan of $738,000 was obtained. The agreement, which is evidenced by a note, expired on December 28, 2009. Borrowings incur interest at the bank’s prime rate plus 0.75% (with a minimum rate of 5.25%). In December 2009, $438,000 was repaid on this short-term loan and a new loan of $300,000 was obtained. The new agreement, which is evidenced by a note, requires five monthly payments of $13,206 including interest at a minimum rate of 5.25% beginning July 15, 2010 with the remaining amount due on December 15, 2010. This note contains cross-default provisions with the line of credit.

The line-of-credit and the short-term loan are both secured by accounts receivable, equipment, and the personal guarantees of the two majority stockholders of the Company. The agreements are also collateralized by real property owned by Epic.

(b)	EPIC Mortgage Note

Epic entered into a long-term mortgage agreement to purchase the office facility. This agreement, which is evidenced by a note, expires on January 26, 2014. Borrowings incur interest at 7.00%. As of December 31, 2009, $2,330,109 was outstanding including accrued interest.

(c)	Vendor Credit Agreement

The Company has a revolving credit agreement for $50,000 with Dell Financial Services for the purchase of computer equipment. Borrowings bear interest at amounts ranging from 4.99% to 9.99%. Accounts payable at December 31, 2009 includes $46,163 under this agreement.

(8)	Related Party Transactions

In July 2009, a stockholder loaned the Company $700,000. The loan accrues interest at 5.75%, is subordinated to bank debt, and is due December 31, 2009. Interest expense in 2009 and accrued interest at December 31, 2009 include $17,935 related to this loan. This loan was repaid subsequent to December 31, 2009, in August 2010.

(Continued)

OUTCOME CONCEPT SYSTEMS, INC.

Notes to Consolidated Financial Statements

December 31, 2009

In July 2009, another stockholder loaned the Company $300,000. The loan accrues interest at 5.75%, is subordinated to bank debt, and is due December 31, 2009. Interest expense in 2009 and accrued interest at December 31, 2009 include $7,686 related to this loan. This loan was repaid subsequent to December 31, 2009, in January 2010.

(9)	Profit-Sharing Plan

The Company has established a defined contribution 401(k) plan, which provides for elective participation by employees who have met minimum age and length of service requirements. The Company’s matching contributions to the plan totaled $54,065 in 2009.

(10)	Commitments

The Company does not have lease agreements considered operating leases.

The Company leases computer equipment under capital lease agreements. Property and equipment includes the following leased property under capital leases at December 31:

2009
Computer equipment	$56,862
Less accumulated amortization	7,898
$48,964

(Continued)

OUTCOME CONCEPT SYSTEMS, INC.

Notes to Consolidated Financial Statements

December 31, 2009

The following is a schedule of future minimum lease payments for capital leases as of December 31, 2009:

Year ending December 31:
2010	$24,943
2011	24,943
2012	14,553
2013	—
2014	—
Total minimum lease
payments	64,439
Less amount representing interest	13,705
Present value of net
minimum lease
payments	50,734
Less current installments of
obligations under capital lease	16,804
Obligations under
capital lease less
current	$33,930

(11)	Income Taxes

The components of income taxes are as follows:

2009
All federal:
Current	$22,442
Deferred	(65,017)
$(42,575)

(Continued)

OUTCOME CONCEPT SYSTEMS, INC.

Notes to Consolidated Financial Statements

December 31, 2009

A reconciliation between the statutory federal income tax rate and the effective income tax rate is as follows:

Loss before income taxes	$(1,747,859)
Statutory federal income tax rate	34%
Income tax benefit at federal rate	(594,272)
Change in valuation allowance	564,553
Research and development tax credit	(40,000)
Liability for uncertain tax positions	22,442
Other, net	4,702
$(42,575)

The components of deferred tax assets and deferred tax liabilities are as follows at December 31:

2009
Deferred tax assets:
Allowance for doubtful accounts	$31,629
Vacation liability	39,733
Tax credit carryforwards	301,814
Deferred revenue	420,625
Depreciation	56,793
Net operating loss	4,421
Investment in Dentra	654,259
Gross deferred tax assets
before valuation allowance	1,509,274
Less valuation allowance	(654,259)
Net deferred tax assets	$855,015
Deferred tax liabilities:
Goodwill and intangibles amortization	$8,539
$8,539

An effective tax rate of 34% is used to estimate deferred federal taxes based on management’s expectation of future taxable income. The Company has research and development tax credit carryforwards that will begin to expire in 2023. The net operating losses will expire in 2029.

State income taxes are not significant.

(Continued)

OUTCOME CONCEPT SYSTEMS, INC.

Notes to Consolidated Financial Statements

December 31, 2009

The change in the unrecognized tax benefit for 2009 is as follows:

Balance of unrecognized tax benefits at
December 31, 2009	$130,907
Tax positions related to current year:
Additions	20,000
Reductions	—
Tax positions related to prior year:
Additions	—
Reductions	—
Settlements	—
Statute of limitations expirations	—
Balance of unrecognized tax benefits at
December 31, 2009	$150,907

As of December 31, 2009, $150,907 of unrecognized tax benefits would impact the Company’s provision for income taxes and effective rate if recognized. The Company believes it’s reasonably possible that the total amount of unrecognized tax benefits will not decrease within the next 12 months.

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense. There was $2,442 of accrued interest related to uncertain tax positions as of December 31, 2009.

(12)	Stock-Based Compensation

The Company adopted the 2001 Stock Option Plan (the Plan) that provides for the issuance of up to 1,173,700 incentive and nonqualified common stock options for employees, directors, consultants, and advisors of the Company. Under the Plan, the exercise price of each option may not be less than the fair market value of the Company’s stock at the date of grant as determined by the Board of Directors. Options typically vest over three years from the date of grant and expire ten years from the date of grant; the plan administrator may waive or modify this schedule. Compensation expense related to these option awards is recognized 33% on the date of grant and the remainder on a straight-line basis over the vesting period of three years.

The Company issued 429,822 warrants to purchase common stock of the Company at an exercise price of $0.55 per share. Like stock options, compensation expense related to these warrants is recognized 33% on the date of grant and the remainder on a straight-line basis over the vesting period of three years. These warrants were issued in the year ended December 31, 2008 and none of the warrants were exercised or forfeited during 2009.

Total compensation cost that has been charged against income for stock-based compensation was $96,647 during 2009. The total income tax benefit recognized in the income statement for stock-based compensation arrangements was $0 for the year ended December 31, 2009.

(Continued)

OUTCOME CONCEPT SYSTEMS, INC.

Notes to Consolidated Financial Statements

December 31, 2009

A summary of stock option plan activity is presented below:

	Weighted
	average
	exercise price	Number of
	per share	options
Outstanding at December 31, 2008	0.5401	615,718
Granted	0.7990	278,100
Forfeited	0.5500	(5,600)
Exercised	—	—
Outstanding at December 31, 2009	0.6194	888,218

Outstanding options have varying expiration dates through November 2019.

As of December 31, 2009, options for 526,281 shares at a weighted average exercise price of $0.5494 were vested and exercisable. These options have a weighted average remaining contractual term of 8.86 years.

The Company uses the Black-Scholes option pricing model to determine the fair value of stock-option awards. The weighted-average fair value of stock options granted in the year ended December 31, 2009 was $0.3864. Fair value on date of the grant was determined using the Black-Scholes option pricing model with the following weighted-average assumptions:

Year ended
December 31,
2009
Expected term (in years)	5.5
Risk-free interest rate	2.3%
Expected volatility	50.5%
Expected dividend yield	0%

The weighted-average expected term of options granted in 2009 reflects the application of the simplified method set out in Staff Accounting Bulletin No. 107 issued by the Securities and Exchange Commission, which defined the term as the average of the contractual term of the options and the weighted-average vesting period for all option tranches. Expected volatility is primarily based on historical volatility levels associated with the common stock of a group of peer companies. The risk-free rate interest rates are based on the implied yield available on the date of grant on U.S. Treasury instruments with a remaining term equal to the expected term.

As of December 31, 2009, there was $221,112 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the plans; that cost is expected to be recognized over a weighted-average period of 1.5 years. The actual tax benefit realized for the tax deductions from stock option exercises totaled $0 for the year ended December 31, 2009.

(Continued)

OUTCOME CONCEPT SYSTEMS, INC.

Notes to Consolidated Financial Statements

December 31, 2009

(13)	Stockholders’ Equity and Agreements

The preferred stock is convertible to common stock in certain situations. The preferred stock has a liquidation preference and includes the right to receive dividends first if declared (noncumulative). As part of the sale of preferred stock in March 2009, the Company entered into a Series A Preferred Stock Purchase Agreement with each investor to purchase the preferred stock at $1.86 per share. Part of the agreement includes an Investors’ Rights Agreement, which allows certain investors the right to purchase their pro rata share of new securities.

(14)	Subsequent Events

In preparing these financial statements, management has evaluated events and transactions for potential recognition or disclosure through October 15, 2010, the date the financial statements were available for issue.

In January 2010, the Company borrowed $1,000,000 under a subordinated convertible promissory note. The note requires monthly interest payments at 8.00% through December 31, 2010, 9.00% through December 31, 2011, and 10.00% through December 31, 2012 (with December 31, 2012 being the maturity date). The note is due the earlier of the maturity date, the closing of a change of control or Initial Public Offering or in the event of default and is subordinated to certain bank debt. The note is convertible to common or preferred shares of stock upon certain events at the option of the lender.

Associated with this debt agreement entered into in January 2010, the Company issued warrants to purchase 107,526 shares of Series A Preferred Stock to the debt holder. These warrants were issued with an exercise price of $1.86 per share and expire in five years.

On August 3, 2010, the Company was acquired by National Research Corporation. In conjunction with the acquisition, all of the outstanding debt was repaid.

INTERIM FINANCIAL STATEMENTS

Basis of Presentation

The unaudited interim condensed consolidated financial statements of Outcome Concept Systems, Inc. have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and, in the opinion of management, reflect all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position at March 31, 2010 and their results of operations and their cash flows for the three months ended March 31, 2010 and 2009.  Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such SEC rules and regulations.  Results of operations for the interim period are not necessarily indicative of those to be achieved for the full fiscal year.  These condensed consolidated financial statements should be read in conjunction with the audited financial statements included herein for the year ended December 31, 2009.

Outcome Concept Systems, Inc.
Interim Financial Statements

Unaudited Condensed Consolidated Balance Sheet
March 31, 2010

Assets
Current assets
Cash and cash equivalents	$1,028,012
Accounts receivable, net	796,697
Refundable income taxes	22,804
Prepaid expenses and other	190,794
Deferred tax asset	792,068
Total current assets	2,830,375

Property and equipment, net	2,194,336
Intangible assets, net	49,167
Long-term deferred tax asset	266,003
Goodwill	180,000
Investment	675,815

Total assets	$6,195,696

Liabilities and Stockholders’ Deficit
Current liabilities
Bank line-of-credit	$587,269
Note payable, bank	300,000
Note payable and accrued interest to stockholders	788,339
Current capital lease obligations	12,776
Accounts payable	211,562
Accrued expenses	410,751
Deferred revenue	3,068,126
Total current liabilities	5,378,823

Convertible debt	937,468
Notes payable	2,318,364
Lease obligations, net of current portion	33,930
Accrued expenses	155,138
Total liabilities	8,823,723

Common stock	415,087
Preferred stock	337,154
Additional paid-in capital	187,638
Accumulated deficit	(3,537,921)
Total OCS Stockholders’ deficit	(2,598,042)

Noncontrolling interest	(29,985)

Total stockholders’ deficit	(2,628,027)

Total liabilities and stockholders’ deficit	$6,195,696

See accompanying notes to unaudited condensed consolidated interim financial statements.

Outcome Concept Systems, Inc.
Interim Financial Statements

Unaudited Condensed Consolidated Income Statements
For the three months ended March 31, 2010 and 2009

	2010	2009

Revenues	$1,514,008	$1,942,112

Operating expenses
Operations	652,640	503,105
Sales and marketing	366,702	351,572
General and administrative	257,481	554,410
Research and Development	419,921	215,381

Total operating expenses	1,696,744	1,624,468

Operating income (loss)	(182,736)	317,645

Equity in loss of investment	(399,894)	(675,609)
Other income (expense), net	(90,842)	(71,888)

Loss before income taxes	(673,472)	(429,852)

Income tax benefit (expense)	211,594	(49,241)

Net loss	(461,878)	(479,093)

Net loss attributable to noncontrolling interest	49,349	62,974

Net loss attributable to Outcome Concept Systems, Inc.	$(412,529)	(416,119)

See accompanying notes to unaudited condensed consolidated interim financial statements.

Outcome Concept Systems, Inc.
Interim Financial Statements

Unaudited Condensed Consolidated Statement of Cash Flows
For the three months ended March 31, 2010 and 2009

	2010	2009

Cash flows from operating activities:
Net loss	$(461,878)	$(479,093)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Equity in loss of investment	399,894	675,609
Deferred income taxes	(209,805)	-
Depreciation	46,640	29,364
Amortization	9,663	5,918
Accretion	5,685	-
Stock compensation expense	30,745	30,745
Changes in assets and liabilities:
Accounts receivable	64,433	419,154
Prepaid expenses and other	(158,205)	33,398
Accounts payable and accrued expenses	(349,292)	464,919
Deferred revenue	310,608	11,132

Net cash used in operating activities	(311,512)	1,191,146

Cash flows from investing activities
Acquisition of property and equipment	(50,945)	(49,258)
Investment in Dentra		(1,000,000)

Net cash used in investing activities	(50,945)	(1,049,258)

Cash flows from financing activities
Proceeds from exercise of stock options	5,500	-
Payments on lease obligations	(4,028)	-
Payments on note payable	(11,745)	(250,000)
Payment on related party notes payable	(237,282)	42,660
Proceeds from borrowings on convertible debt with warrants	1,000,000
Proceeds from issuance of preferred stock		506,575

Net cash provided by financing activities	752,445	299,235

Net increase in cash	389,988	441,123

Cash at beginning of period	638,024	500,482

Cash at end of period	$1,028,012	941,605

See  accompanying notes to unaudited condensed consolidated interim financial statements.

Outcome Concept Systems, Inc.
Notes to Interim Condensed Consolidated Financial Statements
March 31, 2010

(1)    Summary of Significant Accounting Policies

(a)	Basis of Consolidation and Presentation

Outcome Concept Systems, Inc. (the Company or OCS) provides business intelligence and information solutions to health care providers, government organizations, and stakeholders in the health care industry.  The Company’s products combine software, data, and customized benchmarking services, which enable customers to fulfill regulatory requirements and improve clinical and financial performance.  The company operates from offices in Seattle, Washington and has customers throughout the United States.

All financial information contained herein is unaudited and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) the Company considers necessary for a fair presentation of financial position, results of operations and cash flows in accordance with accounting principles generally accepted in the United States.

Information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted.  These consolidated financial statements should be read in conjunction with the financial statements and notes thereto that are included elsewhere in this Form 8-K/A for the fiscal year ended December 31, 2009.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

(b)	Variable Interest Entity

The office facility utilized by the Company is owned by Epic Property Management LLC (Epic), which is owned by the Company’s majority stockholders.  The Company’s majority stockholders have guaranteed the mortgage loan related to the building, and therefore, the Company is an implicit guarantor on the mortgage loan.  The amount outstanding on the mortgage loan at March 31, 2010 was $2,318 and is due on January 26, 2014.  The Company determined that the guarantee creates a variable interest in Epic and that the Company would be considered the primary beneficiary of Epic and has therefore consolidated this interest.  The carrying amount and classification of Epic’s assets at March 31, 2010 are as follows:

Current assets	$12
Property and equipment, net	1,889

(c)	Income Taxes

Deferred income taxes are provided in amounts sufficient to give effect to temporary differences between financial and tax reporting.  A deferred tax asset or liability is determined based on the differences between the financial statement and tax bases of assets and liabilities as measured by the expected tax rates which will be in effect when these differences reverse.  If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

At March 31, 2010, $150,907 of unrecognized tax benefits would impact the Company’s provision for income taxes and effective rate if recognized.  The Company recognizes interest and penalties related to uncertain tax positions in income tax expense.  There was $4,231 of accrued interest related to uncertain tax positions as of March 31, 2010.

(d)	Stock-Based Compensation

Generally accepted accounting principles require the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors based on estimated fair values for stock awards issued, modified, repurchased or cancelled to employees and directors.   The Company uses the Black-Scholes option pricing model to determine the fair value of stock-option awards.  There were no new options granted in the three months ended March 31, 2010.  Stock-based compensation expense for the three months ended March 31, 2010 and 2009 was $30,745 and $30,745, respectively.  As of March 31, 2010, there was $467,406 of total unrecognized compensation cost related to non-vested share-based compensation arrangements granted under the Company’s plans, which is expected to be recognized over a weighted average period of 1.3 years.

(e)	Comprehensive Loss

The Company’s comprehensive loss for the three months ended March 31, 2010 and accumulated comprehensive loss at March 31, 2010 equaled its net loss and accumulated deficit, respectively.

(f)	Fair Value Measurements

The Company believes that the carrying amounts of its financial instruments including cash, accounts receivable, various debt agreements, accounts payable, and accrued expenses approximate their fair value.  All nonfinancial assets and liabilities that are not recognized or disclosed at their fair value in the financial statements on a recurring basis, including goodwill and investment, are measured at fair value in certain circumstances (for example, when there is evidence of impairment).

(2)    Liquidity

At March 31, 2010, the Company’s current liabilities exceeded its current assets by $2.5 million. Furthermore, the Company did not comply with certain of its restrictive financial covenants for its debt obligations at March 31, 2010.  However, the acquisition of the Company in July 2010 described in Note 4 resulted in repayment of all debt obligations and therefore, the Company is no longer subject to these various conditions and covenants.

(3)  Investment

The Company has a 50% interest in Dentra Corp. (Dentra).  The Company has a management services agreement with Dentra to provide management services and certain facilities and assets to Dentra.  Amounts due under this management services agreement of $289,000 are recorded in the statement of operations as an offset to the related expense in operating expenses.  A summary of financial information for Dentra as of March 31, 2010 is as follows:

	2010	2009

Assets	$1,801,488		$3,009,381

Liabilities	(449,820)		(212,670)

Equity	$1,351,668		$2,796,711

Revenues	$121.325		$-

Expenses	(921,112)		(675,609)

Net loss	$(799,787)	$	(675,609)

Ownership percentage	50.00%		50.00%

Company’s share of net loss	$(399,894)		$(337,805)

(4)  Debt Agreements

The Company had borrowings of $587,269 outstanding through a secured line-of-credit for $1,000,000 with a bank.  The debt agreement expires on December 15, 2010.  Borrowings incur interest at the bank’s prime rate plus 0.375%.  The agreement requires compliance with certain financial covenants.  The Company was not in compliance with all covenants and conditions of the agreement, however, the outstanding balance was repaid in conjunction with the Company’s acquisition described in Note (4).

The Company has $300,000 of borrowings under a short term bank loan, which accrues interest at the bank’s prime rate plus 0.75%.  The agreement requires five monthly payments of $13,206 including interest at a minimum rate of 5.25% beginning July 15, 2010 with the remaining amount due on December 15, 2010.  This note contains cross-default provisions with the secured line-of-credit.  All amounts outstanding were repaid in conjunction with the Company’s acquisition described in Note (4)

The line-of-credit and the short-term loan are both secured by accounts receivable, equipment, and the personal guarantees of the two majority stockholders of the Company.  The agreements are also collateralized by real property owned by Epic.

In January 2010, the Company borrowed $1,000,000 under a subordinated convertible promissory note.  The note requires monthly interest payments at 8% through December 31, 2010, 9% through December 31, 2011, and 10% through maturity at December 31, 2012.  The note is due the earlier of the maturity date, the closing of a change of control or Initial Public Offering or in the event of default and is subordinated to certain bank debt.  The note is convertible to common or preferred shares of stock upon certain events at the option of the lender.  Associated with this debt agreement, the Company issued warrants to purchase 107,526 shares of Series A Preferred Stock to the debt holder.  These warrants were issued with an exercise price of $1.86 per share and expire in five years.

The Company allocated the proceeds from the issuance between the convertible debt and the detachable warrants based on their relative fair values.  Accordingly, the Company recognized the relative fair value of the warrants of $68,217 as a component of stockholders’ equity.  Additionally, for the three months ended March 31, 2010 interest expense of $5,685 has been accreted increasing the carrying value of the convertible debt to $937,468.   The convertible debt was repaid and the warrants were repurchased in connection with the Company’s acquisition described in Note (4).

Epic has $2,318,364 of borrowings outstanding on a long-term mortgage agreement used to purchase the office facility.  The borrowings incur interest at 7.08% and expires on January 26, 2014.

The Company has borrowings outstanding to stockholders of the Company which bear interest at 5.75%.  The borrowings are subordinated to bank debt.  All amounts outstanding were repaid in connection with the Company’s acquisition described in Note (4).

(4)  Subsequent Events

On August 3, 2010, the Company was acquired by National Research Corporation.  In conjunction with the acquisition, all of the outstanding debt was repaid.

(b)                      Pro Forma Financial Information.

PRO FORMA FINANCIAL INFORMATION

Basis of Presentation

The accompanying pro forma condensed consolidated balance sheet as of March 31, 2010, is derived from the unaudited condensed consolidated balance sheet of National Research Corporation (NRC) and the unaudited condensed consolidated balance sheet of Outcome Concept Systems, Inc. (OCS) contained elsewhere in this filing.  The adjustments to the pro forma condensed consolidated balance sheet have been determined as if the acquisition of OCS occurred on March 31, 2010.

The accompanying pro forma condensed consolidated income statements for the year ended December 31, 2009, and for the three months ended March 31, 2010, have been derived from NRC’s audited historical consolidated statement of income for the year ended December 31, 2009, NRC’s unaudited historical consolidated statement of income for the three months ended March 31, 2010, OCS’s audited historical consolidated statement of income for the year ended December 31, 2009 (included elsewhere in this filing) and OCS’s unaudited condensed consolidated income statement for the three months ended March 31, 2010 (included elsewhere in this filing).  The adjustments to the accompanying pro forma condensed consolidated income statements give effect to the acquisition of OCS as if the transaction occurred as of the first day of the financial periods presented.

The unaudited pro forma condensed consolidated financial information has been presented for informational purposes only.  The pro forma financial information is not necessarily indicative of the financial position or results of operations as they may be in the future or as they might have been had the acquisition been completed as of the dates indicated.

National Research Corporation

Pro Forma Condensed Consolidated Balance Sheet
March 31, 2010 (Unaudited)
(In thousands)

						Pro Forma
	National	Outcome	Pro Forma			National
	Research	Concept	Adjust-	Note		Research
Assets	Corporation	Systems, Inc.	ments	Ref.		Corporation
Current assets
Cash & cash equivalents	$6,261	$1,028	$(5,013)	2	(a), 2(k)	$2,276
Trade accounts receivable, net	8,113	797				8,910
Unbilled revenue	1,131	-				1,131
Prepaid expenses and other	1,668	214	(8)	2	(k)	1,874
Deferred tax asset	53	792				845
Total current assets	17,226	2,831	(5,021)			15,036
Property and equipment, net	13,503	2,194	(473)	2	(b),2(k)	15,224
Goodwill	40,010	180	13,861	2	(c)	54,051
Intangible assets, net	6,595	49	3,481	2	(c)	10,125
Other	50	676	(676)	2	(d)	50
Total assets	$77,384	$5,930	$11,172			$94,486

Liabilities and Shareholders' Equity
Current Liabilities
Bank line of credit	$-	587	713	2	(f)	1,300
Current portion of notes payable	808	300	788	2	(g)	1,896
Current portion of lease obligations	-	13				13
Notes payable and accrued interest to related party	-	788	(788)	2	(g),2 (k)	-
Accounts payable	794	212	(32)	2	(k)	974
Accrued wages, bonus and profit sharing	1,640	310	325	2	(h)	2,275
Accrued expenses	1,653	101	573	2	(h)	2,327
Income taxes payable	374	-				374
Deferred revenue and other	14,139	3,068	(145)	2	(i)	17,062
Total current liabilities	19,408	5,379	1,434			26,221
Notes payable, net of current portion	6,357	-	8,912	2	(g)	15,269
Mortgage note payable	-	2,318	(2,318)	2	(k)	-
Convertible debt	-	937	(937)	2	(g)	-
Deferred income taxes	5,299	(266)	1,453	2	(e)	6,486
Deferred revenue and other long term liabilities	216	190				406
Total liabilities	31,280	8,558	8,544			48,382
Shareholders' equity
Common and preferred stock	8	752	(752)	2	(j)	8
Additional paid-in capital	28,057	188	(188)	2	(j)	28,057
Retained earnings (Accumulated deficit)	39,768	(3,538)	3,538	2	(j)	39,768
Accumulated other comprehensive income	953	-				953
Treasury stock, at cost	(22,682)	-				(22,682)
Noncontrolling interest		(30)	30	2	(k)	-
Total shareholders' equity	$46,104	(2,628)	2,628			46,104
Total liabilities and shareholders' equity	$77,384	$5,930	$11,172			$94,486

See accompanying notes to pro forma condensed consolidated financial information.

National Research Corporation

Pro Forma Condensed Consolidated Income Statement
Year ended December 31, 2009 (Unaudited)
(In thousands except per share data)

	National	Outcome			Pro Forma
	Research	Concept	Pro Forma		National
	Corporation	Systems, Inc.	Adjust-	Note	Research
	Total	Total	ments	Ref.	Corporation

Revenues	$57,692	$5,850	$(85)	9	$63,457

Operating expenses
Direct expenses	24.574	2,684	877	5,9	28,135
Selling, general and administrative	15,590	2,800	398	5,9	18,788
Depreciation and amortization	3,831	176	665	3	4,672

Total operating expenses	43,995	5,660	1,940		51,595

Operating income	13,697	190	(2,025)		11,862

Other income (expense), net	(580)	(1,938)	1,538	6,7,9	(980)

Income (loss) before income taxes	13,117	(1,748)	(487)		10,882

Income tax expense (benefit)	4,626	(43)	(1,176)	3,8	3,407

Net income (loss)	$8,491	$(1,705)	$690		$7,476

Pro forma net income per share
Basic	$1.28				$1.13
Diluted	$1.26				$1.11

Weighted common shares and common shares equivalents
Basic	6,637				6,637
Diluted	6,723				6,723

See accompanying notes to pro forma condensed consolidated financial information.

National Research Corporation

Pro Forma Condensed Consolidated Income Statement
For the three months ended March 31, 2010 (Unaudited)
(In thousands, except per share data)
					Pro Forma
	National	Outcome	Pro Forma		National
	Research	Concept	Adjust-	Note	Research
	Corporation	Systems, Inc.	ments	Ref.	Corporation

Revenues	$17,370	1,514	(16)	9	$18,868

Operating expenses
Direct expenses	6,456	935			7,391
Selling, general and administrative	4.469	710	241	4,5,9	5,420
Depreciation and amortization	1,098	51	154	39	1,303

Total operating expenses	12,023	1,696	395		14,114

Operating income (loss)	5,347	(182)	(411)		4,754

Other income (expense), net	(140)	(491)	390	6,7, 9	(241)

Income (loss) before income taxes	5,207	(673)	(21)		4,513

Income tax expense (benefit)	2,079	(212)	(142)	3,8	1,725

Net income (loss)	$3,128	$(461)	$121		$2,788

Net income per share
Basic	$0.47				$0.42
Diluted	$0.47				$0.42

Weighted common shares and common shares equivalents
Basic	6,640				6,640
Diluted	6,711				6,711

See accompanying notes to pro forma condensed consolidated financial information.

NATIONAL RESEARCH CORPORATION

Notes to Pro Forma Condensed Consolidated Financial Information
December 31, 2009 and March 31, 2010
(Amounts in thousands)

(1)	Acquisition of Outcome Concept Systems, Inc.

Effective August 3, 2010, National Research Corporation (NRC) acquired all of the issued and outstanding shares of stock and stock rights of Outcome Concept Systems, Inc. (OCS).  Consideration paid by NRC at closing included a payment of cash of $16,310.  Included in the purchase price is $1,575 which was deposited in an escrow for indemnification, working capital adjustments and certain other potential claims or expenses following closing.

(2)	Allocation of Purchase Price

The preliminary allocation of purchase price is based upon management’s best estimate of the fair values of identifiable assets and liabilities of OCS at the date of acquisition.  The purchase price is subject to further adjustment until all pertinent information regarding the assets, liabilities and deferred taxes are fully evaluated by the Company and independent valuations are complete.  Any adjustment is likely to impact the recorded amount of goodwill.  Adjustment to the pro forma condensed consolidated balance sheet resulting from the net consideration of $16,310 issued in the acquisition of OCS is as follows:

(a)	Cash

An adjustment of $5,010 has been made to record the amount of the purchase price paid from NRC cash reserves.

(b)	Property and Equipment

An adjustment of $1,417 has been made to record fixed assets acquired for OCS to their estimated fair value of $1,722.

(c)	Goodwill and Intangible Assets

Net adjustments of $13,861 and $3,481 have been made to remove historical values and to record goodwill and intangible assets for OCS to their estimated fair value of $17,571.

	Fair Value	Estimated Useful Life
Non Compete	$460	3 years
Tradename	$360	5 years
Customer relationships	$2,710	10 years
Goodwill	14,041	N/A
Total	$17,571

(d)	Other Long Term Assets

An adjustment of $676 was recorded to eliminate an equity method investment which OCS was required to dispose of in connection with the acquisition.

(e)	Deferred Taxes

An adjustment of $2,082 has been made to record deferred tax liabilities on the adjusted value of property, equipment, tradenames, non-compete and customer relationships.

An adjustment of $630 has been recorded to record the tax effects of severance and acquisition costs listed in Note 2(h), the loss on disposal of equity method investment listed in Note 2(d) and the extinguishment of debt listed in note 2(g).

(f)	Borrowings under line of credit

Adjustments totaling $713 have been recorded to include $1,300 in borrowings by NRC to fund the purchase of OCS and a reduction of $587 to repay outstanding debt of OCS.

(g)	Notes Payable

An adjustment has been made to include the new NRC term note payable issued on the date of the acquisition in the amount of $10,000 of which $1,088 is the current portion and $8,912 is the non-current portion.  An adjustment of  $63 has been made to record additional accretion on long-term debt to adjust the balance for the extinguishment of OCS’s debt.  An adjustment has also been recorded to reflect repayment of OCS notes payable, $1,208 related party borrowings and $1,000 in long-term borrowings.

(h)	Accrued Expenses

An adjustment of $325 has been recorded to reflect severance accrued by OCS as a result of the acquisition.  Adjustments of $505 and $281 have been recorded to reflect the direct incremental acquisition related expenses incurred by OCS and NRC, respectively, not yet accrued at March 31, 2010.  An adjustment of $(213) has been recorded to reflect the change in OCS working capital between the date of the balance sheet and the acquisition date.

(i)	Deferred Revenue

An adjustment of $145 was recorded to adjust deferred revenue to the fair value at the date of acquisition.

(j)	Stockholders’ Equity

A net adjustment of $1,221 was recorded as described above to record extinguishment of debt, severance for OCS, loss on disposal of equity investment and direct incremental acquisition expenses, net of taxes.  An adjustment of $3,998 has been made to eliminate the net assets of OCS acquired in consolidation, consisting of ($752) in common and preferred stock, ($188) in additional paid-in capital and $4,577 to accumulated deficit.

(k)	Noncontrolling interest

Adjustments have been recorded to eliminate the variable interest entity consolidated in OCS’s financial statements due to OCS shareholder guarantees of the entity’s debt.  OCS terminated the guarantee as a result of NRC’s acquisition.  The elimination included cash of $3, prepaid expenses of $8, property and equipment of $1,890, notes payable of $(480), accounts payable of $32, mortgage notes payable of $2,318 and noncontrolling interest of $30.

(3)	Depreciation and Amortization

For purposes of the pro forma condensed consolidated statements of operations for the year ended December 31, 2009, and for the three months ended March 31, 2010, adjustments have been made to give effect to depreciation on fixed assets and amortization of intangible assets acquired over their estimated 5 year useful lives.  The depreciation and amortization adjustments were $665 and $154 for the year ended December 31, 2009, and for the three months ended March 31, 2010, respectively. Adjustments of $333 and $79 were recorded to adjust the deferred tax liabilities for the depreciation and amortization of property and equipment and intangible adjustments for the year ended December 31, 2009 and for the three months ended March 31, 2010, respectively.

(4)	Selling, General and Administrative Expense

For purposes of the pro forma condensed consolidated statement of operations for the three  months ended March 31, 2010 an adjustment of $25 has been made to eliminate direct incremental costs of the acquisition expensed by OCS in the three months ended March 31, 2010.

(5)	Operating Expenses

Net adjustments of $1,246 and $289 have been recorded to increase operating expneses for the year ended December 31, 2009 and for the three months ended March 31, 2010, respectively to eliminate revenue and reimbursement of expenses received from OCS’s investment which will be terminated as a result of NRC’s acquisition of OCS.  The entries included  increases of $490 and $758 to direct expenses and selling, general and administrative expenses, respectively for the year ended December 31, 2009 and an increase in selling, general and administrative expenses of $289 for the three months ended March 31, 2010.

(6)	Interest Expense

For the purposes of the pro forma condensed consolidated statements of operations for the year ended December 31, 2009 and for the three months ended March 31, 2010, adjustments have been made to give effect to interest expense on the acquisition debt in the amounts of $403 and $95 for the year ended December 31, 2009 and for the three months ended March 31, 2010, respectively. The effective interest rate is 3.79% for the $10,000 term loan and 2.75% for $1,300 on the revolving line of credit.  Adjustments have also been made to remove the historical interest on OCS debt of $145 and $42 for the year ended December 31, 2009 and for the three months ended March 31, 2010, respectively.

(7)	Other Expense

For the purposes of the pro forma condensed consolidated statements of operations for the year ended December 31, 2009 and for the three months ended March 31, 2010, adjustments have been made to remove the loss on equity in loss of investment in the amounts of $1,660 and $400, respectively.  The investment was not included in the assets NRC acquired.

(8)	Income Tax Expense

For purposes of the pro forma condensed consolidated statements of operations for the year ended December 31, 2009 and for the three months ended March 31, 2010, net adjustments of $843 and $63, respectively, have been made to record federal income tax benefits on OCS’s income before taxes after giving effect to the foregoing adjustments at a statutory rate of 39.65%.

(9)	Noncontrolling interest

For purposes of the pro forma condensed consolidated statements of operations for the year ended December 31, 2009 and for the three months ended March 31, 2010, adjustments totaling  $(21) and $(49), respectively, have been made to eliminate the variable interest entity consolidated in OCS’s financial statements due to OCS shareholder guarantees of the entity’s debt.  NRC does not guarantee the debt, therefore, the entity will not be consolidated.  The elimination included:

	For the year ended December 31, 2009	For the three months ended March 31, 2010
Revenue	$85	$16
Direct Expenses	121	-
Selling, general and administrative	(92)	(23)
Interest expense	(135)	(42)
	$(21)	$(49)

(c)	Not applicable.

(d)           Exhibits.

The following exhibits are being filed herewith

(2.1)        Stock Purchase Agreement, dated as of August 3, 2010, by and among National Research Corporation, Outcome Concept Systems, Inc. and the holders of Outcome Concept Systems’ shares of common stock and warrants to purchase such shares.*

(4.1)        Installment or Single Payment Note, dated as of July 30, 2010, from National Research Corporation to U.S. Bank N.A. to fund a portion of the acquisition of Outcome Concept Systems, Inc.*

(4.2)        Installment or Single Payment Note, dated as of July 30, 2010, from National Research Corporation to U.S. Bank N.A. to refinance the prior December 19, 2008 note of National Research Corporation.*

(23.1)Consent of KPMG LLP

(99.1)      Press Release of National Research Corporation, dated August 3, 2010.*

___________

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 19, 2010

NATIONAL RESEARCH CORPORATION

By:	/s/ Patrick E. Beans
Patrick E. Beans
Vice President, Treasurer, Secretary and Chief Financial Officer

NATIONAL RESEARCH CORPORATION

Exhibit Index to Amendment No. 1 to Current Report on Form 8-K
Dated August 3, 2010

Exhibit
Number

The following exhibits are being filed herewith:

(2.1)
Stock Purchase Agreement, dated as of August 3, 2010, by and among National Research Corporation, Outcome Concept Systems, Inc. and the holders of Outcome Concept Systems’ shares of common stock and warrants to purchase such shares.*

(4.1)	Installment or Single Payment Note, dated as of July 30, 2010, from National Research Corporation to U.S. Bank N.A. to fund a portion of the acquisition of Outcome Concept Systems, Inc.*

(4.2)	Installment or Single Payment Note, dated as of July 30, 2010, from National Research Corporation to U.S. Bank N.A. to refinance the prior December 19, 2008 note of National Research Corporation.*

(23.1)	Consent of KPMG LLP

(99.1)	Press Release of National Research Corporation, dated August 3, 2010.*

________________

*Previously filed.